UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 7, 2016

BARNES & NOBLE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-12302	06-1196501
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

122 Fifth Avenue, New York, New York	10011
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 633-3300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

On April 7, 2016, Barnes & Noble, Inc. (NYSE: BKS) (“Barnes & Noble” or the “Company”), the nation’s largest retail bookseller and a leading retailer of content, digital media and educational products, today announced that it has entered into an agreement with Bahwan CyberTek (“BCT”), a global software products and services company, in which BCT will take over certain NOOK technology services, including cloud management and development support for NOOK software. The Company also reiterated its commitment to the NOOK business and said it will continue to provide an exceptional NOOK reading experience without customer interruption.

Barnes & Noble said that as a result of the agreement with BCT, it plans to close both its Santa Clara, California and Taiwan offices. Approximately 80 employees in the Company’s Santa Clara office and approximately 19 employees in the Company’s Taiwan office are expected to be terminated in connection with the closures. The business will be transitioned and the offices will be closed by July, 2016.

“Over the last two years, the Company has done a significant amount of work to improve NOOK’s overall performance,” said Fred Argir, Chief Digital Officer at Barnes & Noble. “While we have been able to reduce costs, we still have a lot more work to do to rationalize the business. We believe that by outsourcing certain technology functions of our NOOK business we will further improve NOOK’s performance.”

This transition is expected to result in annualized cash savings of approximately $13 million, which includes approximately $8 million of expense reductions and approximately $5 million of capital expenditure reductions. In the first quarter of fiscal 2017, the Company expects to record severance charges and transition related costs of approximately $6 million.

Forward-Looking Statements

This Form 8-K contains certain forward-looking statements (within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended) and information relating to Barnes & Noble that are based on the beliefs of the management of Barnes & Noble as well as assumptions made by and information currently available to the management of Barnes & Noble. When used in this communication, the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “plan,” “will,” “forecasts,” “projections,” and similar expressions, as they relate to Barnes & Noble or the management of Barnes & Noble, identify forward-looking statements.

Such statements reflect the current views of Barnes & Noble with respect to future events, the outcome of which is subject to certain risks, including, among others, risks associated with the timing and implementation of the transition to BCT, higher-than-anticipated costs, including with respect to the transition, occupancy expenses and severance and termination related costs, risks associated with the Santa Clara and Taiwan office closings, the risk that financial and operational forecasts and projections are not achieved, and other factors, including those factors discussed in detail in Item 1A, “Risk Factors,” in Barnes & Noble’s Annual Report on Form 10-K for the fiscal year ended May 2, 2015, and in Barnes & Noble’s other filings made hereafter from time to time with the SEC.

Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those described as anticipated, believed, estimated, expected, intended or planned. Subsequent written and oral forward-looking statements attributable to Barnes & Noble or persons acting on its behalf are expressly qualified in their entirety by the cautionary statements in this paragraph. Barnes & Noble undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise after the date of this communication.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

BARNES & NOBLE, INC.,

Date: April 7, 2016	By:	/s/ Bradley A. Feuer
Name: Bradley A. Feuer
Title: Vice President, General Counsel and Corporate Secretary